EXHIBIT 24

POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint WILLIAM C. LOSCH III, JAMES F. KEEN, CLYDE A. BILLINGS, JR., and THOMAS C. ADAMS, JR., jointly and each of them severally, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute and sign the Annual Report on Form 10-K for the fiscal year ended December 31, 2009 to be filed with the Securities and Exchange Commission, pursuant to the provisions of the Securities Exchange Act of 1934, by First Horizon National Corporation (“Corporation”) and, further, to execute and sign any and all amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, or their or his or her substitute or substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all the acts that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ D. Bryan Jordan	President and Chief Executive Officer	February 26, 2010
and Director (principal executive
D. Bryan Jordan	officer)

/s/ William C. Losch III	Executive Vice President and Chief	February 26, 2010
Financial Officer (principal financial
William C. Losch III	officer)

/s/ James F. Keen	Executive Vice President and Chief	February 26, 2010
Accounting Officer (principal
James F. Keen	accounting officer)

/s/ Michael D. Rose	Chairman of the Board and Director	February 26, 2010

Michael D. Rose

/s/ Robert B. Carter	Director	February 26, 2010

Robert B. Carter

/s/ Simon F. Cooper	Director	February 26, 2010

Simon F. Cooper

1 of 2

Signature	Title	Date

/s/ Mark A. Emkes	Director	February 26, 2010

Mark A. Emkes

/s/ James A. Haslam, III	Director	February 26, 2010

James A. Haslam, III

/s/ R. Brad Martin	Director	February 26, 2010

R. Brad Martin

/s/ Vicki R. Palmer	Director	February 26, 2010

Vicki R. Palmer

/s/ Colin V. Reed	Director	February 26, 2010

Colin V. Reed

/s/ William B. Sansom	Director	February 26, 2010

William B. Sansom

/s/ Luke Yancy III	Director	February 26, 2010

Luke Yancy III